EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of WMS Industries Inc.:

(1)	Registration Statement No. 333-57585 on Form S-8 filed June 24, 1998,

(2)	Registration Statement No. 333-46726 on Form S-8 filed September 27, 2000,

(3)	Registration Statement No. 333-55574 on Form S-8 filed February 14, 2001,

(4)	Registration Statement No. 333-101538 on Form S-8 filed November 27, 2002,

(5)	Registration Statement No. 333-107321 on Form S-3 filed July 25, 2003,

(6)	Registration Statement No. 333-121199 on Form S-8 filed December 13, 2004,

(7)	Registration Statement No. 333-121766 on Form S-8 filed December 30, 2004,

(8)	Registration Statement No. 333-139425 on Form S-8 filed December 15, 2006,

(9)	Registration Statement No. 333-158919 on Form S-8 filed April 30, 2009,

(10)	Registration Statement No. 333-163767 on Form S-8 filed December 16, 2009 and

(11)	Registration Statement No. 333-185481 on Form S-8 filed December 14, 2012 of our reports dated August 29, 2013, with respect to the consolidated financial statements and schedule of WMS Industries Inc. and the effectiveness of internal control over financial reporting of WMS Industries Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2013.

/s/ Ernst & Young LLP

Chicago, Illinois

August 29, 2013